MASCOTECH, INC.


                                     AND


                     THE FIRST NATIONAL BANK OF CHICAGO,
                                                    Trustee


                                ____________


                                  INDENTURE

                        Dated as of ___________, 199_


                                ____________















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                            TABLE OF CONTENTS(1)

                             __________________



                                                                      Page

              PARTIES. . . . . . . . . . . . . . . . . . . . . .        1
              RECITALS . . . . . . . . . . . . . . . . . . . . .        1
              Authorization of Indenture . . . . . . . . . . . .        1
              Compliance with Legal Requirements . . . . . . . .        1
              Purpose and Consideration for Indenture. . . . . .        1


                                ARTICLE ONE.

                                DEFINITIONS.

SECTION 1.01.                 Definitions. . . . . . . . . . . .        1
                              Attributable Debt. . . . . . . . .        2
                              Authenticating Agent . . . . . . .        2
                              Board of Directors . . . . . . . .        3
                              Cash Transaction . . . . . . . . .        3
                              Commission . . . . . . . . .  . . .       3
                              Company. . . . . . . . . . . . . .        3
                              Consolidated Net Tangible
                                Assets . . . . . . . . . . . . .        3
                              Depositary . . . . . . . . . . . .        4
                              Event of Default . . . . . . . . .        4
                              Funded Debt. . . . . . . . . . . .        4
                              Global Security. . . . . . . . . .        4
                              Indenture. . . . . . . . . . . . .        4
                              interest . . . . . . . . . . . . .        5
                              Officers' Certificate. . . . . . .        5
                              Opinion of Counsel . . . . . . . .        5
                              Original Issue Date. . . . . . . .        5
                              Original Issue Discount
                                Security . . . . . . . . . . . .        6
                              Person . . . . . . . . . . . . . .        6
                              Principal Office of the
                                Trustee. . . . . . . . . . . . .        6
                              Principal Property . . . . . . . .        6
                              Responsible Officer. . . . . . . .        6
                              Security or Securities;
                                Outstanding. . . . . . . . . . .        6
___________________
              (1) This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.


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                              Securityholder . . . . . . . . . .        8
                              Self-liquidating Paper . . . . . .        8
                              Subsidiary; Consolidated
                                Subsidiary . . . . . . . . . . .        8
                              Trustee. . . . . . . . . . . . . .        9
                              Trust Indenture Act of 1939. . . .        9
                              Yield to Maturity. . . . . . . . .        9


                                ARTICLE TWO.

                                 SECURITIES.

SECTION 2.01  Forms Generally.   . . . . . . . . . . . . . . . .        9
SECTION 2.02  Form of Trustee's Certificate
                    of Authentication. . . . . . . . . . . . . .       10
SECTION 2.03  Amount Unlimited; Issuable
                    in Series. 10
SECTION 2.04  Authentication and Delivery. . . . . . . . . . . .       13
SECTION 2.05  Date and Denomination of
                    Securities 16
SECTION 2.06  Execution of Securities. . . . . . . . . . . . . .       17
SECTION 2.07  Exchange and Registration of
                    Transfer of Securities . . . . . . . . . . .       17
SECTION 2.08  Mutilated, Destroyed, Lost
                    or Stolen Securities . . . . . . . . . . . .       20
SECTION 2.09  Temporary Securities . . . . . . . . . . . . . . .       22
SECTION 2.10  Cancellation of Securities
                    Paid, etc. 21


                               ARTICLE THREE.

                     PARTICULAR COVENANTS OF THE COMPANY
                              AND THE TRUSTEE.

SECTION 3.01. Payment of Principal, Premium
                    and Interest . . . . . . . . . . . . . . . .       22
SECTION 3.02. Offices for Notices and
                    Payments, etc. . . . . . . . . . . . . . . .       22
SECTION 3.03. Appointments to Fill Vacancies
                    in Trustee's Office. . . . . . . . . . . . .       23
SECTION 3.04. Provision as to Paying Agent . . . . . . . . . . .       23
SECTION 3.05. Limitations on Liens . . . . . . . . . . . . . . .       24
SECTION 3.06. Limitation on Sale and
                    Leaseback. 26
SECTION 3.07. Certificate of the Company . . . . . . . . . . . .       27
SECTION 3.08. Securityholders' Lists . . . . . . . . . . . . . .       28
SECTION 3.09. Reports by the Company . . . . . . . . . . . . . .       28
SECTION 3.10. Reports by the Trustee . . . . . . . . . . . . . .       28

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                                ARTICLE FOUR.

                 REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                            ON EVENT OF DEFAULT.

SECTION 4.01. Events of Default. . . . . . . . . . . . . . . . .       28
SECTION 4.02. Payment of Securities on
                    Defaults; Suit Therefor. . . . . . . . . . .       31
SECTION 4.03. Application of Moneys
                    Collected by Trustee . . . . . . . . . . . .       34
SECTION 4.04. Proceedings by Securityholders . . . . . . . . . .       35
SECTION 4.05. Proceedings by Trustee . . . . . . . . . . . . . .       36
SECTION 4.06. Remedies Cumulative and
                    Continuing 36
SECTION 4.07. Direction of Proceedings and
                    Waiver of Defaults by
                    Majority of Securityholders. . . . . . . . .       36
SECTION 4.08. Notice of Defaults . . . . . . . . . . . . . . . .       37
SECTION 4.09. Undertaking to Pay Costs . . . . . . . . . . . . .       38


                                ARTICLE FIVE.

                           CONCERNING THE TRUSTEE.

SECTION 5.01. Duties and Responsibilities
                    of Trustee   . . . . . . . . . . . . . . . .       38
SECTION 5.02. Reliance on Documents,
                    Opinions, etc. . . . . . . . . . . . . . . .       40
SECTION 5.03. No Responsibility for
                    Recitals, etc. . . . . . . . . . . . . . . .       41
SECTION 5.04. Trustee, Authenticating Agent,
                    Paying Agents, Transfer
                    Agents or Registrar May Own
                    Securities 42
SECTION 5.05. Moneys to be Held in Trust . . . . . . . . . . . .       42
SECTION 5.06. Compensation and Expenses of
                    Trustee    . . . . . . . . . . . . . . . . .       42
SECTION 5.07. Officers' Certificate as
                    Evidence     . . . . . . . . . . . . . . . .       42
SECTION 5.08. Eligibility of Trustee . . . . . . . . . . . . . .       43
SECTION 5.09. Resignation or Removal of
                    Trustee    . . . . . . . . . . . . . . . . .       43
SECTION 5.10. Acceptance by Successor
                    Trustee      . . . . . . . . . . . . . . . .       45
SECTION 5.11. Succession by Merger, etc. . . . . . . . . . . . .       46
SECTION 5.12. Authenticating Agents. . . . . . . . . . . . . . .       47

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                                ARTICLE SIX.

                       CONCERNING THE SECURITYHOLDERS.

SECTION 6.01. Action by Securityholders. . . . . . . . . . . . .       49
SECTION 6.02. Proof of Execution by
                    Securityholders. . . . . . . . . . . . . . .       50
SECTION 6.03. Who Are Deemed Absolute
                    Owners . .   . . . . . . . . . . . . . . . .       50
SECTION 6.04. Securities Owned by Company
                    Deemed Not Outstanding . . . . . . . . . . .       50
SECTION 6.05. Revocation of Consents;
                    Future Holders Bound . . . . . . . . . . . .       51


                               ARTICLE SEVEN.

                         SECURITYHOLDERS' MEETINGS.

SECTION 7.01. Purpose of Meetings. . . . . . . . . . . . . . . .       52
SECTION 7.02. Call of Meetings by Trustee. . . . . . . . . . . .       52
SECTION 7.03. Call of Meetings by Company
                    or Securityholders . . . . . . . . . . . . .       53
SECTION 7.04. Qualifications for Voting. . . . . . . . . . . . .       53
SECTION 7.05. Regulations        . . . . . . . . . . . . . . . .       53
SECTION 7.06. Voting             . . . . . . . . . . . . . . . .       54


                               ARTICLE EIGHT.

                          SUPPLEMENTAL INDENTURES.

SECTION 8.01. Supplemental Indentures without
                    Consent of Securityholders . . . . . . . . .       55
SECTION 8.02. Supplemental Indentures with
                    Consent of Securityholders . . . . . . . . .       57
SECTION 8.03. Compliance with Trust
                    Indenture Act; Effect of
                    Supplemental Indentures. . . . . . . . . . .       58
SECTION 8.04. Notation on Securities . . . . . . . . . . . . . .       58
SECTION 8.05. Evidence of Compliance of
                    Supplemental Indenture to
                    be Furnished Trustee . . . . . . . . . . . .       59

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                                ARTICLE NINE.

                   CONSOLIDATION, MERGER, SALE, CONVEYANCE
                          AND LEASE BY THE COMPANY.

SECTION 9.01. Consolidations and Mergers of
                              Company and Conveyances
                    Permitted Subject to Certain
                    Conditions   . . . . . . . . . . . . . . . .       59
SECTION 9.02. Successor Corporation to be
                    Substituted for Company. . . . . . . . . . .       60
SECTION 9.03. Securities to be Secured in
                    Certain Events . . . . . . . . . . . . . . .       60
SECTION 9.04. Evidence to be Furnished
                    Trustee      . . . . . . . . . . . . . . . .       61


                                ARTICLE TEN.

                  SATISFACTION AND DISCHARGE OF INDENTURE.

SECTION 10.01. Discharge of Indenture. . . . . . . . . . . . . .       61
SECTION 10.02. Deposited Moneys to be Held
                    in Trust by Trustee. . . . . . . . . . . . .       63
SECTION 10.03. Paying Agent to Repay Moneys
                    Held         . . . . . . . . . . . . . . . .       63
SECTION 10.04. Return of Unclaimed Moneys. . . . . . . . . . . .       63


                               ARTICLE ELEVEN.

                  IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                           OFFICERS AND DIRECTORS.

SECTION 11.01. Indenture Securities Solely
                    Corporate Obligations. . . . . . . . . . . .       64


                               ARTICLE TWELVE

                          MISCELLANEOUS PROVISIONS.

SECTION 12.01. Successors        . . . . . . . . . . . . . . . .       64
SECTION 12.02. Official Acts by Successor
                    Corporation  . . . . . . . . . . . . . . . .       64
SECTION 12.03. Addresses for Notices, etc. . . . . . . . . . . .       64
SECTION 12.04. New York Contract . . . . . . . . . . . . . . . .       65
SECTION 12.05. Evidence of Compliance with
                    Conditions Precedent . . . . . . . . . . . .       65
SECTION 12.06. Legal Holidays    . . . . . . . . . . . . . . . .       65

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SECTION 12.07. Trust Indenture Act to
                    Control      . . . . . . . . . . . . . . . .       66
SECTION 12.08. Table of Contents, Headings,
                    etc          . . . . . . . . . . . . . . . .       66
SECTION 12.09. Execution in Counterparts . . . . . . . . . . . .       66
SECTION 12.10. No Security Interest Created. . . . . . . . . . .       66


                              ARTICLE THIRTEEN.

                    REDEMPTION OF SECURITIES -- MANDATORY
                         AND OPTIONAL SINKING FUND.

SECTION 13.01. Applicability of Article. . . . . . . . . . . . .       66
SECTION 13.02. Notice of Redemption;
                    Selection of Securities. . . . . . . . . . .       66
SECTION 13.03. Payment of Securities
                    Called for Redemption. . . . . . . . . . . .       67
SECTION 13.04. Mandatory and Optional
                    Sinking Fund . . . . . . . . . . . . . . . .       68

TESTIMONIUM                      . . . . . . . . . . . . . . . .       72
SIGNATURES                       . . . . . . . . . . . . . . . .       72
ACKNOWLEDGEMENTS                 . . . . . . . . . . . . . . . .       73

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        THIS INDENTURE, dated as of ___________, 199_, between MASCOTECH, INC., a Delaware corporation (hereinafter sometimes called the "Company"), and The First National Bank of Chicago, as trustee (hereinafter sometimes called the "Trustee").

                             W I T N E S S E T H:

        WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue from time to time of its unsecured debentures, notes or other evidence of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

        WHEREAS, all acts and things necessary to make this Indenture a valid agreement according to its terms, have been done and performed;

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        In consideration of the premises, and the purchase of the Securities by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities or of a series thereof, as follows:


                                ARTICLE ONE.

                                DEFINITIONS.

        SECTION 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference therein defined in the Securities Act of 1933, as amended, shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein", "hereof" and

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"hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Attributable Debt:

        The term "Attributable Debt" in respect of a sale and leaseback arrangement, shall mean, at the time of determination, the lesser of (x) the fair value of the property subject to such arrangement (as determined by the Board of Directors of the Company) or (y) the present value (discounted at the rate per annum equal to the interest borne by fixed-rate Securities or the Yield to Maturity at the time of issuance of any Original Issue Discount Securities determined on a weighted average basis compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended or may, at the option of the lessor, be extended) after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges. In the case of any such lease which may be terminated by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
Notwithstanding the foregoing, there shall not be deemed to be any Attributable Debt in respect of a sale and leaseback arrangement if(i) such arrangement involves property of a type to which Section 3.05 does not apply, (ii) the Company or a Consolidated Subsidiary would be entitled pursuant to the provisions of Section 3.05(a) to issue, assume or guarantee Debt (as defined in said Section 3.05(a)) secured by a mortgage upon the property involved in such arrangement without equally and ratably securing the Securities, or (iii) the greater of the net proceeds of such arrangement or the fair market value of the property so leased has been applied or credited in accordance with clause (b) of
Section 3.06.

Authenticating Agent:

        The term "Authenticating Agent" shall mean any agent or agents of the Trustee which at the time shall be appointed and acting pursuant to Section 5.12.


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Board of Directors:

        The term "Board of Directors" shall mean the Board of Directors of the Company or any committee of such Board duly authorized to act for it hereunder.

Cash Transaction:

        The term "Cash Transaction" shall, for the purposes of Section 311 of the Trust Indenture Act of 1939 (as such Section shall apply to this Indenture), mean any transaction in which full payment for goods or securities sold is to be made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

Commission:

        The term "Commission" shall mean the Securities and Exchange
Commission.

Company:

        The term "Company" shall mean MascoTech, Inc., a Delaware corporation, and, subject to the provisions of Article Nine, shall include its successors and assigns.

Consolidated Net Tangible Assets:

        The term "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets (less applicable reserves) of the Company and its Consolidated Subsidiaries after deducting therefrom (a) all current liabilities (excluding any such liabilities deemed to be Funded Debt), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, and (c) all investments in any Subsidiary other than a Consolidated Subsidiary, in all cases computed in accordance with generally accepted accounting principles and which under generally accepted accounting principles would appear on a consolidated balance sheet of the Company and its Consolidated Subsidiaries. For purposes of the foregoing, the term "investment in any Subsidiary other than a Consolidated Subsidiary" shall mean all evidences of indebtedness, capital stock, other securities, obligation or indebtedness of any Subsidiary other than a Consolidated Subsidiary owned or held by or owed to the Company or any Consolidated Subsidiary, except an evidence of indebtedness, an account receivable or an obligation or indebtedness on open account resulting directly from the sale of goods or merchandise or services for fair value in the ordinary

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course of business by the Company or the Consolidated Subsidiary to a Subsidiary
other than a Consolidated Subsidiary.


Depositary:

        The term "Depositary" shall mean, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to
Section 2.03.

Event of Default:

        The term "Event of Default" shall mean any event specified in Section 4.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

Funded Debt:

        The term "Funded Debt" shall mean all indebtedness having a maturity of more than twelve months from the date of the determination thereof or having a maturity of less than twelve months but by its terms being renewable or extendible at the option of the borrower beyond twelve months from the date of such determination (a) for money borrowed or (b) incurred in connection with the acquisition of any real or personal property, stock, debt or other assets (to the extent that any of the foregoing acquisition indebtedness is represented by any notes, bonds, debentures or similar evidences of indebtedness), and for the payment of which the Company or any Consolidated Subsidiary is directly or contingently liable, or which is secured by any property of the Company or any Consolidated Subsidiary.

Global Security:

        The term "Global Security" shall mean a Security evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary.

Indenture:

        The term "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented, or both, and shall include the form and terms of particular series of Securities established as contemplated hereunder, provided,

                                     4
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however, that if at any time more than one Person is acting as Trustee under this instrument, "Indenture" shall mean with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 2.03, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

interest:

        The term "interest" shall mean, when used with respect to non-interest bearing Securities, interest payable after maturity.

Officers' Certificate:

        The term "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 12.05 except to the extent not required by the provisions of such Section.

Opinion of Counsel:

        The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or may be other counsel acceptable to the Trustee. Each such opinion shall comply with
Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 12.05 except to the extent not required by the provisions of such Section.

Original Issue Date:

        The term "Original Issue Date" or "original issue date" of any Security (or any portion thereof) shall mean

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the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.


Original Issue Discount Security:

        The term "Original Issue Discount Security" shall mean any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

Person:

        The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Principal Office of the Trustee:

        The term "principal office of the Trustee", or other similar term, shall mean the office of the Trustee at which at any particular time its corporate trust business shall principally be administered.

Principal Property:

        The term "Principal Property" shall mean any manufacturing plant, research or engineering facility owned or leased by the Company or any Consolidated Subsidiary which is located within the United States of America or Puerto Rico, except any such plant or facility which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Consolidated Subsidiaries as an entirety.

Responsible Officer:

        The term "Responsible Officer", when used with respect to the Trustee, shall mean any officer of the Trustee authorized to administer its corporate trust matters.

Security or Securities; Outstanding:

        The terms "Security" or "Securities" shall have the meaning stated in the first recital of this Indenture and more particularly means any security or securities, as

                                     6
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

the case may be, authenticated and delivered under this Indenture, provided, however, that if at any time there is more than one Person acting as Trustee under this instrument, "Security" or "Securities" with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this instrument and shall more particularly mean any securities, as the case may be, authenticated and delivered under this instrument, exclusive, however, of securities of any series as to which such Person is not Trustee.

        The term "outstanding", when used with reference to Securities, shall, subject to the provisions of Section 6.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee or the Authenticating Agent under this Indenture, except

        (a) Securities theretofore cancelled by the Trustee or the Authenticating Agent or delivered to the Trustee for cancellation;

        (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided that, if such Securities, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given as in Article Thirteen provided or provisions satisfactory to the Trustee shall have been made for giving such notice; and

        (c) Securities paid or in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.08, unless proof satisfactory to the Company and the Trustee is presented that any such Securities are held by bona fide holders in due course.

        In determining whether the holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

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Securityholder:

        The terms "Securityholder", "holder of Securities", "Holder", or other similar terms, shall mean any person in whose name at the time a particular Security is registered on the register kept by the Company or the Trustee for that purpose in accordance with the terms hereof.

Self-liquidating Paper:

        The term "Self-liquidating Paper" shall, for the purposes of Section
311 of the Trust Indenture Act of 1939 (as such Section shall apply to this Indenture), mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Subsidiary; Consolidated Subsidiary:

        The term "Subsidiary" shall mean any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (excluding in the computation of such percentage stock of any class or classes of such corporation which has or might have voting power by reason of the happening of any contingency) is at the time owned by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

        The term "Consolidated Subsidiary" shall mean each Subsidiary other than any Subsidiary the accounts of which (i) are not required by generally accepted accounting principles to be consolidated with those of the Company for financial reporting purposes, (ii) were not consolidated with those of the Company in the Company's then most recent annual report to stockholders and
(iii) are not intended by the Company to be consolidated with those of the Company in its next annual report to stockholders; provided, however, that the term "Consolidated Subsidiary" shall not include (a) any Subsidiary which is principally engaged in (i) owning, leasing, dealing in or developing real property, or (ii) purchasing or financing accounts receivable, making loans, extending credit or other activities of a character conducted by a finance company or (b) any Subsidiary, substantially all of the business, properties or assets of which were acquired after _________________ (by way of merger, consolidation, purchase or otherwise), unless the Board of Directors thereafter designates such Subsidiary a Consolidated Subsidiary.

Trustee:

        The term "Trustee" shall mean the Person identified as "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, provided, however, that if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

Trust Indenture Act of 1939:

        The term "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939 as in force at the date of execution of this Indenture, except as provided in Sections 2.03 and 8.03.

Yield to Maturity:

        The term "Yield to Maturity" shall mean the yield to maturity on a series of Securities, calculated at the time of issuance of such series of Securities, or if applicable, at the most recent redetermination of interest on such series and calculated in accordance with accepted financial practice.


                                ARTICLE TWO.

                                 SECURITIES.

        SECTION 2.01. Forms Generally. The Securities of each series shall be in substantially the form as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or all as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

        The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

        SECTION 2.02. Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                          THE FIRST NATIONAL BANK OF CHICAGO
                                  as Trustee


                          By ___________________________
                                Authorized Officer


        SECTION 2.03. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

        The Securities shall rank equally and pari passu and may be issued in one or more series. There shall be established in or pursuant to a resolution of the Board of Directors or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

        (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

        (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.07, 2.08, 2.09, 8.04 or 13.03);

        (3) the date or dates on which the principal of and premium, if any, on the Securities of the series are payable;

        (4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such interest may be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable;

        (5) the place or places where the principal of, and premium, if any, and any interest on Securities of the series shall be payable;

        (6) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

        (7) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Securityholder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

        (8) the right, if any, of the Company to discharge the Indenture as to the Securities of the series pursuant to Section 10.01(c) or to limit the Indenture as to the Securities of the series pursuant to the last sentence of
  Section 10.01 (and if any sinking fund is applicable to such series, the obligations of such sinking fund shall survive and be provided for upon the discharge of the Indenture pursuant to Section 10.01(c) or the limitation of the Indenture pursuant to the last sentence of Section 10.01);

        (9) if other than denominations of $1,000 and any multiple thereof, the denominations in which Securities of the series shall be issuable;

        (10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.01 or provable in bankruptcy pursuant to Section 4.02;

        (11) any Events of Default with respect to the Securities of a particular series, in addition to or in lieu of those set forth herein;

        (12) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Securities of such series;

        (13) if other than the coin or currency in which the Securities of that series are denominated, the coin or currency, including composite currencies, in which payment of the principal of or interest on the Securities of such series shall be payable;

      (14) if the principal of or interest on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

      (15) if the amount of payments of principal of and interest on the Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

      (16) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

      (17) whether the Securities of the series shall be issued in whole or part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities, which Depositary shall be, if then required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended;

      (18) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions; and

        (19) any other terms of the series (which terms shall conform to the requirements of the Trust Indenture Act of 1939 as then in effect, shall not adversely affect the rights of the Securityholders of any other Securities then outstanding and shall not be inconsistent with the provisions of this Indenture).

        All Securities of any one series shall be substantially identical except that the terms contemplated in paragraphs (3), (4), (5), (6), (7), (9),
(10), (13), (14), (15), (17) and (19) above may be determined by the Company from time to time as to Securities of a series if so provided in or established pursuant to the authority granted in a resolution of the Board of Directors or in any such indenture supplemental hereto, and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors and (subject to Section 2.04) set forth in such Officers' Certificate, or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series. If all of the Securities of any series established by action taken pursuant to a resolution of the Board of Directors are not issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or prior to the time of issuance of the first Securities of such series.

        SECTION 2.04. Authentication and Delivery. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed by its Chairman of the Board of Directors, President, any Vice President, its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary without any further action by the

Company hereunder. To the extent authorized in a resolution of the Board of Directors and set forth in an Officers' Certificate or established in one or more supplemental indentures, such written order of the Company may be electronically transmitted and may provide instructions as to registration of holders, principal amounts, rates of interest, maturity dates and other matters contemplated by such resolution of the Board of Directors and Officers' Certificate or supplemental indenture. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in the case of subparagraphs 2, 3 and 4 below only at or before the time of the first request of the Company to the Trustee to authenticate Securities of such series), and (subject to Sections 5.01 and 5.02) shall be fully protected in relying upon:

        (1) a copy of any resolution or resolutions of the Board of Directors relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company;

        (2)   an executed supplemental indenture, if any;

        (3)   an Officers' Certificate prepared in accordance with Section
  12.05 setting forth the form and terms of the Securities as required pursuant to Sections 2.01 and 2.03, respectively; and

        (4) an Opinion of Counsel prepared in accordance with Section 12.05 which shall also state

              (a) that the form of such Securities has been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture;

              (b) that the terms of such Securities have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Section 2.03 in conformity with the provisions of this Indenture;

              (c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company;

              (d) that all laws and requirements in respect of the execution and delivery by the Company of the Securities have been complied with and that authentication and delivery of the Securities by the Trustee will not violate the terms of this Indenture; and

              (e)   such other matters as the Trustee may reasonably request.

        The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability to existing holders.

        If the Company shall establish pursuant to Section 2.03 that the Securities of a series are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with this Section and the written order of the Company with respect to such series, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled,
(ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and
(iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

        Each Depositary designated pursuant to Section 2.03 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

        SECTION 2.05. Date and Denomination of Securities. The Securities shall be issuable as registered Securities without coupons and in such denominations as shall be specified as contemplated by Section 2.03. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any multiple thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

        Every Security shall be dated the date of its authentication, shall bear interest, if any, from such date and shall be payable on such dates, in each case, as contemplated by Section 2.03.

        The person in whose name any Security of any series is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the record date and prior to such interest payment date, except that interest shall not be payable to such person with respect to a Security called for redemption on a redemption date between a record date and the interest payment date for such interest; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names outstanding Securities are registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Securities and the Trustee not less than 15 days preceding such subsequent record date, such subsequent record date to be not less than ten days preceding the date of payment of such defaulted interest.
The term "record date" as used in this Section with respect to any interest payment date shall mean if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month and shall mean, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a business day.

        SECTION 2.06. Execution of Securities. The Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman

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

of the Board or its President and imprinted with a manual or facsimile of its corporate seal and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary. Each such signature upon the Securities may be in the form of a facsimile signature of any such officer and may be imprinted or otherwise reproduced on the Securities and for that purpose the Company may adopt and use the facsimile signature of any person who has been or is such officer, and in case any such officer of the Company signing any of the Securities shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though such person had not ceased to be such officer of the Company. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee or the Authenticating Agent, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee or the Authenticating Agent upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

        SECTION 2.07. Exchange and Registration of Transfer of Securities. Securities of any series (except Global Securities, other than as set forth in this Section 2.07) may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations. Securities to be exchanged may be surrendered at the principal office of the Trustee or at any office or agency to be maintained by the Company for such purpose as provided in
Section 3.02, and the Company or the Trustee shall execute and register and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive. Upon due presentment for registration of transfer of any Security of any series at the principal office of the Trustee or at any office or agency of the Company maintained for such purpose as provided in
Section 3.02, the Company or the Trustee shall execute and register and the Trustee or the Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series for a like aggregate principal amount. Registration or registration of transfer of any Security by the Trustee or by any agent of the Company appointed pursuant to Section 3.02, and delivery of such

Security, shall be deemed to complete the registration or registration of transfer of such Security.

        The Company or the Trustee shall keep, at the principal office of the Trustee, a register for each series of Securities issued hereunder in which, subject to such reasonable regulations as it may prescribe, the Company or the Trustee shall register all Securities and shall register the transfer of all Securities as in this Article Two provided. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

        All Securities presented for registration of transfer or for exchange or payment shall (if so required by the Company or the Trustee or the Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee or the Authenticating Agent duly executed by, the holder or his attorney duly authorized in writing.

        No service charge shall be made for any exchange or registration of transfer of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

        The Company or the Trustee shall not be required (i) to issue, register the transfer of or exchange Securities of any particular series and tenor during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of like tenor and of the series of which such Security is a part, selected for redemption under Section 13.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

        Notwithstanding any other provisions of this Section 2.07, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

        If at any time the Depositary for any Securities of a series represented by one or more Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Securities or if at any time the Depositary for such Securities shall no longer be eligible under
Section 2.03, the Company shall appoint a successor Depositary with respect to such Securities. If a successor Depositary for such Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 2.03 that such Securities be represented by one or more Global Securities shall no longer be effective and the Company will execute, and the Trustee, upon receipt of a written order of the Company for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities.

        The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a written order of the Company for the authentication and delivery of the definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities, in exchange for such Global Security or Securities.

        If specified by the Company pursuant to Section 2.03 with respect to Securities represented by a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

        (i) to the Person specified by such Depositary a new Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in

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

  exchange for such Person's beneficial interest in the Global Security; and

        (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (i) above.

        SECTION 2.08. Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company in the case of a mutilated Security shall, and in the case of a lost, stolen or destroyed Security may in its discretion, execute, and upon its request the Trustee shall authenticate and deliver, a new Security of the same series bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

        The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and to the Trustee of the destruction, loss or theft of such Security and of the ownership thereof.

        Every substituted Security of any series issued pursuant to the provisions of this Section 2.08 by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by applicable law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

        SECTION 2.09. Temporary Securities. Pending the preparation of definitive Securities of any series the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed or lithographed). Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every such temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities. Without unreasonable delay the Company will execute and deliver to the Trustee or the Authenticating Agent definitive Securities and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor, at the principal office of the Trustee or at any office or agency maintained by the Company for such purpose as provided in Section 3.02, and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of such definitive Securities. Such exchange shall be made by the Company at its own expense and without any charge therefor except that in case of any such exchange involving a registration of transfer the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series authenticated and delivered hereunder.

        SECTION 2.10. Cancellation of Securities Paid, etc. All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer or for credit in lieu of retiring Funded Debt pursuant to Section 3.06 shall, if surrendered to the Company or any paying agent, be surrendered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee or any Authenticating Agent, shall be promptly cancelled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All Securities cancelled by any Authenticating Agent shall be delivered to the Trustee. The Trustee shall destroy cancelled Securities and shall deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.

                               ARTICLE THREE.

                     PARTICULAR COVENANTS OF THE COMPANY
                              AND THE TRUSTEE.

        SECTION 3.01. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and any interest on each of the Securities of that series at the place, at the respective times and in the manner provided in such Securities. Each instalment of interest, if any, on the Securities of any series may be paid by mailing checks for such interest payable to the order of the holders of Securities entitled thereto as they appear on the registry books of the Company.

        SECTION 3.02. Offices for Notices and Payments, etc. So long as any of the Securities remains outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities of each series may be presented for payment, an office or agency where the Securities of that series may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Securities of that series or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Company in a notice to the Trustee, or specified as contemplated by Section 2.03, such office or agency for all of the above purposes shall be the principal office of the Trustee. In case the Company shall fail to maintain any such office or agency in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Trustee.

        In addition to such office or agency, the Company may from time to time designate one or more offices or agencies outside the Borough of Manhattan, The City of New York, where the Securities may be presented for registration of transfer and for exchange in the manner provided in this Indenture, and the Company may from time to time rescind such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain such office or agency in the Borough of Manhattan, The City of New York, for the purposes above mentioned. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

        SECTION 3.03. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.09, a Trustee, so that there shall at all times be a Trustee hereunder.

        SECTION 3.04. Provision as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.04:

        (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest, if any, on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities of such series,

        (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of and premium, if any, or interest, if any, on the Securities of such series when the same shall be due and payable, and

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
        (3) pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (2) above.

        (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, or interest, if any, on the Securities of any series, set aside, segregate and hold in trust for the benefit of the holders of the Securities of such series a sum sufficient to pay such principal, premium or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Securities of such series) to make any payment of the principal of and premium, if any, or interest, if any, on the Securities of such series when the same shall become due and payable.

        (c) Anything in this Section 3.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Trustee or any paying agent hereunder, as required by this Section 3.04, such sums to be held by the Trustee upon the trusts herein contained.

        (d) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to Sections 10.03 and 10.04.

        SECTION 3.05. Limitation on Liens. (a) The Company will not, nor will it permit any Consolidated Subsidiary to, issue, assume or guarantee any debt for money borrowed or any Funded Debt (hereinafter in this Article Three referred to as "Debt"), secured by a mortgage, security interest, pledge, lien or other encumbrance (mortgages, security interests, pledges, liens and other encumbrances being hereinafter called a "mortgage" or "mortgages") upon any Principal Property or upon any shares of stock or indebtedness of any Consolidated Subsidiary which owns or leases a Principal Property (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guaranty of any such Debt that the Securities (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Consolidated Subsidiary ranking equally with the Securities

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
and then existing or thereafter created) shall be secured equally and ratably with such Debt; provided, however, that the foregoing restrictions shall not apply to Debt secured by:

        (i) mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Consolidated Subsidiary;

      (ii) mortgages on property existing at the time of acquisition of such property by the Company or a Consolidated Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Company or a Consolidated Subsidiary or to secure any Debt incurred by the Company or a Consolidated Subsidiary prior to, at the time of, or within 120 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the mortgage shall not apply to any property theretofore owned by the Company or a Consolidated Subsidiary, other than any property on which the property so constructed or the improvement is located or to which the property so constructed or the improvement is appurtenant;

     (iii) mortgages securing Debt of a Consolidated Subsidiary owing to the Company or to another Consolidated Subsidiary;

      (iv) mortgages on property of a corporation existing at the time such corporation is merged or consolidated with the Company or a Consolidated Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Consolidated Subsidiary; provided, however, that no such mortgage shall extend to any other Principal Property of the Company or any Consolidated Subsidiary or to any shares of capital stock or any indebtedness of any Consolidated Subsidiary which owns or leases a Principal Property;

        (v) mortgages on property of the Company or a Consolidated Subsidiary in favor of the United States of America or any State thereof, or any department,

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
  agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute (including Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; or

      (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of mortgages existing at the date of this Indenture, or any mortgage referred to in the foregoing clauses
  (i) through (v), inclusive, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

        (b) Notwithstanding the foregoing provisions of this Section 3.05, the Company may, and may permit any Consolidated Subsidiary to, issue, assume or guarantee Debt secured by a mortgage not excepted by clauses (i) through (vi) of paragraph (a) above without equally and ratably securing the Securities, provided, however, that the aggregate principal amount of all such Debt then outstanding, plus the aggregate principal amount of the Debt then being issued, assumed, or guaranteed, and the aggregate amount of the Attributable Debt in respect of sale and lease-back arrangements, shall not exceed 5% of Consolidated Net Tangible Assets, determined as of a date not more than 90 days prior thereto.

        SECTION 3.06. Limitation on Sale and Leaseback. the Company will not, nor will it permit any Consolidated Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Consolidated Subsidiary of any Principal Property (whether such Principal Property is now owned or hereafter acquired) (except for leases for a term of not more than three years and except for leases between the Company and a Consolidated Subsidiary or between Consolidated Subsidiaries), which property has been or is to be sold or transferred by the Company or such Consolidated Subsidiary to such person, unless (a) the

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

Company or such Subsidiary would be entitled, pursuant to the provisions of
Section 3.05, to issue, assume or guarantee Debt secured by a mortgage upon such property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Securities or (b) the Company or a Consolidated Subsidiary, within 120 days of the effective date of any such arrangement, applies an amount equal to the greater of the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined by the Board of Directors of the Company) to the retirement (other than any mandatory retirement or by way of payment at maturity) of Funded Debt of the Company or any Consolidated Subsidiary (other than Funded Debt owned by the Company or any Consolidated Subsidiary and other than Funded Debt subordinated in the payment of principal or interest to the Securities and except that no Security shall be retired if such retirement of Securities pursuant to this provision would be prohibited by the resolutions or supplemental indentures referred to in Section 2.03), provided, however, that in lieu of applying all or any part of such net proceeds or fair market value to such retirement, the Company may at its option (i) deliver to the Trustee Securities theretofore purchased or otherwise acquired by the Company, or (ii) receive credit for Securities theretofore redeemed pursuant to the resolutions or supplemental indentures referred to in Section 2.03 hereof, which Securities have not theretofore been made the basis for the reduction of a sinking fund payment pursuant to Section 13.04 or applied in lieu of retiring Funded Debt pursuant hereto. If the Company shall so deliver Securities to the Trustee (or receive credit for Securities so delivered), the amount of cash which the Company shall be required to apply to the retirement of Funded Debt pursuant to this Section 3.06 shall be reduced by an amount equal to the aggregate principal amount of such Securities.

        SECTION 3.07. Certificate of the Company. The Company will furnish to the Trustee on or before April 1 in each year (beginning with April 1, 199_), so long as Securities of any series are outstanding hereunder, a brief certificate (which need not comply with Section 12.05) from the principal executive, financial or accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

        SECTION 3.08. Securityholders' Lists. If and so long as the Trustee shall not be the Security registrar for the Securities of any series, the Company will furnish or cause to be furnished to the Trustee pursuant to
Section 312 of the Trust Indenture Act of 1939:

        (a) semi-annually, not more than 15 days after each record date for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Securityholders of such series of Securities as of such record date (and on dates to be determined pursuant to Section 2.03 for non-interest bearing Securities in each year); and

        (b) at such other times as the Trustee may request in writing, within thirty days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

        SECTION 3.09. Reports by the Company. The Company covenants to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

        SECTION 3.10. Reports by the Trustee. Any Trustee's report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before July 15 in each year following the date hereof, so long as any Securities are outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto.


                                ARTICLE FOUR.

                 REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                            ON EVENT OF DEFAULT.


        SECTION 4.01. Events of Default. "Event of Default", whenever used herein with respect to Securities of any series, means any one of the following events and such other events as may be established with respect to the Securities of that series as contemplated by Section 2.03 hereof:

        (a) default in the payment of any interest upon any Securities of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

        (b) default in the payment of all or any part of the principal of (or premium, if any, on) any Securities of that series as and when the same shall become due and payable either at maturity, upon redemption (including redemption for the sinking fund), by declaration or otherwise; or

        (c) default in the performance, or breach, of any covenant of the Company in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with and other than those set forth exclusively in terms of any particular series of Securities established as contemplated in this Indenture), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 33% in principal amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

        (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

        (e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or

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
  shall fail generally to pay its debts as they become due.

        If an Event of Default described in clause (a) or (b) or established pursuant to Section 2.03 occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 33% in aggregate principal amount of the Securities of such series then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause
(c), (d) or (e) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the holders of not less than 33% in aggregate principal amount of all the Securities then outstanding hereunder (treated as one class), by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

        The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all the Securities of any series (or of all the Securities, as the case may be) and the principal of and premium, if any, on any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration, with interest upon such principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series, or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be, to the date of such payment or deposit and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, as provided in Section 5.06, and if any and all Events of Default under this Indenture, other than the non-payment of the principal of or premium, if any, on Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein -- then and in every such case the holders of a majority in aggregate principal amount of the Securities of such series (or of all the Securities, as the case may be) then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to that series (or with respect to all Securities, as the case may be, in such case, treated as a single class) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

        In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the holders of the Securities shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the holders of the Securities shall continue as though no such proceeding had been taken.

        SECTION 4.02. Payment of Securities on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any instalment of interest upon any of the Securities of any series as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Securities of any series as and when the same shall have become due and payable, whether at maturity of the Securities of that series or upon redemption or by declaration or otherwise -- then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Securities of that series, the whole amount that then shall have become due and payable on all such Securities of that series for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) borne by the Securities of that series, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, as provided in Section 5.06.

        In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on such Securities and collect in the manner provided by law out of the property of the Company or any other obligor on such Securities wherever situated the moneys adjudged or decreed to be payable.

        In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Securities of any series under Title 11, United States Code, or any other applicable law, or in case a receiver or trustee (or similar official) shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Securities of any series, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 4.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of that series are Original Issue Discount Securities such portion of the principal amount as may be specified by the terms of that series) owing and unpaid in respect of the Securities of such series and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, as provided in Section 5.06) and of the Securityholders allowed in such judicial proceedings relative to the Company or any other obligor on the Securities of any series or to the creditors or property of the Company or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses, except to the extent that such charges or expenses arise from the negligence or bad faith of the same; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, as provided in Section 5.06.

        Nothing herein contained shall be construed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

        All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of all the Securities in respect of which such action was taken.

        In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities of the series affected thereby and it shall not be necessary to make any such holders of the Securities parties to any such proceedings.

        SECTION 4.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities of any series in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

        FIRST: To the payment of costs and expenses of collection applicable to each such series and reasonable compensation to the Trustee, its agents, attorneys and counsel, as provided in Section 5.06;

        SECOND: In case the principal of the outstanding Securities in respect of which moneys have been collected shall not have become due and be unpaid, to the payment of interest on the Securities of each such series, in the order of the maturity of the installments of such interest, with interest (to the extent that payment of such interest is enforceable under applicable law, and to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the respective rates or Yield to Maturity (in the case of Original Issue Discount Securities) borne by the Securities of each such series, such payments to be made ratably to the persons entitled thereto;

        THIRD: In case the principal of the outstanding Securities in respect of which moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of each such series, for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law, and to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the respective rates or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of each such series, and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of each such series, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any instalment of interest over any other instalment of interest, or of any Security of each such series over any other Security of each such series, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest.

        Any surplus then remaining shall be paid to the Company or to such other person as shall be entitled to receive it.

        SECTION 4.04. Proceedings by Securityholders. No holder of any Security of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 33% in aggregate principal amount of the Securities of that series then outstanding or, in the case of any Event of Default described in clause
(c), (d) or (e) of Section 4.01, 33% in aggregate principal amount of all Securities then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities of any series shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of the applicable series.

        Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Security to receive payment of the principal of, premium, if any, and interest, if any, on such Security, on or after the same shall have become due and payable, or to institute suit for

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

the enforcement of any such payment, shall not be impaired or affected without the consent of such holder.

        SECTION 4.05. Proceedings by Trustee. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

        SECTION 4.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article Four to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 4.04, every power and remedy given by this Article Four or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

        SECTION 4.07. Direction of Proceedings and Waiver of Defaults by Majority of Securityholders. The holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided, however, that (subject to the provisions of Sections 5.01 and 5.02) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees,

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

executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability. Subject to Section 4.01, the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding may on behalf of the holders of all of the Securities of such series waive any past default or Event of Default including any default or Event of Default established pursuant to Section 2.03 (or, in the case of an event specified in clause (c), (d) or (e) of Section 4.01, the holders of a majority in aggregate principal amount of all the Securities then outstanding (voting as one class)) may waive such default or Event of Default, and its consequences, except a default (a) in the payment of principal of, premium, if any, or interest on any of the Securities or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each Security affected. Upon any such waiver the Company, the Trustee and the holders of the Securities of that series (or of all Securities, as the case may be) shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 4.07, said default or Event of Default shall for all purposes of the Securities of that series (or of all Securities, as the case may be) and this Indenture be deemed to have been cured and to be not continuing.

        SECTION 4.08. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default with respect to any of the Securities of any series, give to the Securityholders of that series, as the names and addresses of such holders appear upon the Securities register, notice by mail of all defaults with respect to that series known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section 4.08 being hereby defined to be the events specified in clauses (a), (b), (c), (d) and (e) of Section 4.01, not including periods of grace, if any, provided for therein, and irrespective of the giving of written notice specified in clause (c) of Section 4.01); and provided that, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the Securities of such series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors or trustees, the executive committee, or a trust

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

committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Securityholders of such series, and provided further, that in the case of any default of the character specified in Section 4.01(c) no such notice to Securityholders shall be given until at least 90 days after the occurrence thereof but shall be given within 120 days after such occurrence.

        SECTION 4.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders of any series holding in the aggregate more than 10% in principal amount of the Securities of that series (or, in the case of any suit relating to or arising under clause (c), (d) or (e) of Section 4.01, 10% in aggregate principal amount of all Securities) outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or premium, if any, or interest on any Security against the Company on or after the same shall have become due and payable.


                                ARTICLE FIVE.

                           CONCERNING THE TRUSTEE.


        SECTION 5.01. Duties and Responsibilities of Trustee. With respect to any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to Securities of that series and after the curing or waiving of all Events of Default which may have occurred with respect to Securities of that series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to such series. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise such of the

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

rights and powers vested in it by this Indenture with respect to such series, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

        (a) prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all Events of Default with respect to that series which may have occurred

              (1) the duties and obligations of the Trustee with respect to the Securities of a series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations with respect to such series as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

        (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the Securityholders pursuant to Section 4.07, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

        None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it.

        The provisions of this Section 5.01 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

        SECTION 5.02. Reliance on Documents, Opinions, etc. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 5.01:

        (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

        (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

        (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

        (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

        (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of not less than a majority in principal amount of the Securities of all series affected then outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding;

        (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent) or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care; and

        (h) the Trustee shall not be deemed to have knowledge or notice of any Event of Default or default with respect to any series of Securities unless a Responsible Officer of the Trustee has actual knowledge thereof or unless holders of not less than 33% in aggregate principal amount of the outstanding Securities of that series shall have notified the Trustee thereof.

        SECTION 5.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Securities (except as to the date of the Security and except in the certificate of authentication of the Trustee or the Authenticating Agent) shall be taken as the statements of the Company, and the Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Trustee and the Authenticating Agent make no

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

representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee and the Authenticating Agent shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.

        SECTION 5.04. Trustee, Authenticating Agent, Paying Agents, Transfer Agents or Registrar May Own Securities. The Trustee or any Authenticating Agent or any paying agent or any transfer agent or any Securities registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent, transfer agent or Securities registrar.

        SECTION 5.05. Moneys to be Held in Trust. Subject to the provisions of Section 10.04, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and any paying agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by the Chairman of the Board of Directors, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company.

        SECTION 5.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ and any amounts it paid to any Authenticating Agent pursuant to Section 5.12). Notwithstanding anything in this Indenture to the contrary, the Company will have no obligation to reimburse the Trustee for any such expense, disbursement or advance arising from the negligence or bad faith of the Trustee. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify each of the Trustee and any predecessor Trustee for, and to hold each of them harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises, except to the extent such loss, liability or expense is due to the negligence or bad faith of the Trustee or such predecessor Trustee. The obligations of the Company under this Section
5.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a claim prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

        SECTION 5.07. Officers' Certificate as Evidence. Except as otherwise provided in Section 5.01 and 5.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

        SECTION 5.08. Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least $5,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 5.08 the combined capital and surplus of such

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

corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

        SECTION 5.09. Resignation or Removal of Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of the applicable series of Securities at their addresses as they shall appear on the Securities register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument, in duplicate, executed by order of its Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed with respect to any series of Securities and have accepted appointment within 60 days after the mailing of such notice of resignation to the affected Securityholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 4.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

        (b)   In case at any time any of the following shall occur -

              (1)   the Trustee shall fail to comply with the provisions of
        Section 310(b) of the Trust Indenture Act of 1939 with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months, or

              (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

              (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or

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

        insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove such Trustee with respect to any series of Securities and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide holder of a Security or Securities of a particular series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee with respect to such series of Securities and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

        (c) The holders of a majority in aggregate principal amount of the Securities of one or more series (each series voting as a class) or all series (voting as one class) at the time outstanding may at any time remove the Trustee with respect to the applicable series of Securities or all series, as the case may be, and nominate a successor trustee with respect to the applicable series of Securities or all series, as the case may be, which shall be deemed appointed as successor trustee with respect to the applicable series unless within ten days after such nomination the Company objects thereto, in which case the Trustee so removed or any Securityholder of the applicable series, upon the terms and conditions and otherwise as in subdivision (a) of this Section 5.09 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee with respect to such series.

        (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 5.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

        SECTION 5.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 5.09 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or

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

removal of the predecessor Trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 5.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 5.06.

        If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

        Upon acceptance of appointment by a successor trustee as provided in this Section 5.10, the Company shall mail notice of the succession of such trustee hereunder to the holders of Securities of any applicable series at their addresses as they shall appear on the Securities register. If the Company fails to mail such notice within ten days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

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
        SECTION 5.11. Succession by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

        In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

        SECTION 5.12. Authenticating Agents. There may be one or more Authenticating Agents appointed by the Trustee upon the request of the Company with power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of Securities of any series issued upon exchange or transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Securities of such series; provided, that the Trustee shall have no liability to the Company for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Securities of any series. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $5,000,000 (except that such requirement as to combined capital and surplus shall not apply in the case that the Authenticating Agent is First Chicago Trust

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

Company of New York) and being subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 5.12 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

        Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this
Section 5.12, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.

        Any Authenticating Agent may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent with respect to one or more or all series of Securities by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 5.12, the Trustee may, and upon the request of the Company shall, promptly appoint a successor Authenticating Agent with respect to the applicable series eligible under this Section 5.12, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of the applicable series of Securities as the names and addresses of such holders appear on the Securities register. Any successor Authenticating Agent with respect to all or any series upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities with respect to such series of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

        The Trustee agrees to pay to any Authenticating Agent from time to time reasonable compensation for its

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

services, and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 5.06. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Trustee.

        If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                    THE FIRST NATIONAL BANK OF CHICAGO,
                      as Trustee


                    By
                          as Authenticating Agent
                            for the Trustee


                    By
                         Authorized Officer


                                ARTICLE SIX.

                       CONCERNING THE SECURITYHOLDERS.


        SECTION 6.01. Action by Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article Seven, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

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        SECTION 6.02.  Proof of Execution by Securityholders.  Subject to the
provisions of Sections 5.01, 5.02 and 7.05, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Securities shall be proved by the Securities register or by a certificate of the Securities registrar.
The Company may set a record date for purposes of determining the identity of holders of Securities of any series entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

        The record of any Securityholders' meeting shall be provided in the manner provided in Section 7.06.

        SECTION 6.03. Who are Deemed Absolute Owners. The Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and any Securities registrar may deem the person in whose name such Security shall be registered upon the Securities register to be, and may treat him as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and any interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Securities registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

        SECTION 6.04. Securities Owned by Company Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any person directly or

                                     50
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

indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which a Responsible Officer knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 6.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Securities and that the pledgee is not the Company or any such other obligor or person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to the provisions of Section 5.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed are outstanding for the purpose of any such determination.

        SECTION 6.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 6.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security (or any Security issued in whole or in part in exchange or substitution therefor) who consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 6.02, revoke such action so far as concerns such Security (or so far as concerns the principal amount represented by any exchanged or substituted Security). Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor. Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee with

                                     51
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respect to such Securities and the holders of such Securities.


                               ARTICLE SEVEN.

                         SECURITYHOLDERS' MEETINGS.


        SECTION 7.01. Purposes of Meetings. A meeting of Securityholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article Seven for any of the following purposes:

              (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Four;

              (b) to remove the Trustee and nominate a successor Trustee pursuant to the provisions of Article Five;

              (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.02; or

              (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Securities under any other provisions of this Indenture or under applicable law.

        SECTION 7.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Securityholders of any or all series to take any action specified in Section 7.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Securityholders of any or all series, setting forth the record date, time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities of each series affected at their addresses as they shall appear on the Securities register of each series affected. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

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        SECTION 7.03.  Call of Meetings by Company or Securityholders.  In case at any time the Company pursuant to a resolution of the Board of Directors, or the holders of at least 20% in aggregate principal amount of the Securities of any or all series, as the case may be, then outstanding, shall have requested the Trustee to call a meeting of Securityholders of any or all series, as the case may be, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders, as the case may be, may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 7.01, by mailing notice thereof as provided in Section 7.02.

        SECTION 7.04. Qualifications for Voting. To be entitled to vote at any meeting of Securityholders a Person shall be (a) a holder of one or more Securities with respect to which the meeting is being held or (b) a Person appointed by an instrument in writing as proxy by such a holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

        SECTION 7.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

        The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 7.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

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

        Subject to the provisions of Section 6.04, at any meeting each holder of Securities with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000 principal amount (or in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of "Outstanding") of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. At any meeting of Securityholders, the presence of Persons holding or representing Securities in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the Persons holding or representing a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present. Any meeting of Securityholders duly called pursuant to the provisions of Section 7.02 or 7.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

        SECTION 7.06. Voting. The vote upon any resolution submitted to any meeting of holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such holders or of representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 7.02. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of

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

the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

        Any record so signed and verified shall be conclusive evidence of the matters therein stated.



                               ARTICLE EIGHT.

                          SUPPLEMENTAL INDENTURES.

        SECTION 8.01.  Supplemental Indentures without Consent of
Securityholders. The Company, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

        (a) to evidence the succession of another corporation to the Company, or successive succession, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Nine hereof;

        (b) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities stating that such covenants are expressly being included for the benefit of such series) as the Board of Directors and the Trustee shall consider to be for the protection of the holders of such Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate

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

  enforcement upon such default or may limit the remedies available to the Trustee upon such default;

        (c) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

        (d) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets which the Company may desire or may be required to convey, transfer, assign, mortgage or pledge in accordance with the provisions of Section 3.05 or Section 9.03;

        (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make other provisions in regard to matters or questions arising under this Indenture or to make any other changes hereto; provided that any such action shall not adversely affect the interests of the holders of the Securities in any material respect;

        (f) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.03; and

        (g) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 5.10.

        The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its

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

discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

        Any supplemental indenture authorized by the provisions of this Section
8.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 8.02.

        SECTION 8.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Section 6.01) of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding of all series affected by such supplemental indenture (voting as a class), the Company, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of each series so affected; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or reduce any amount payable on redemption thereof, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Securities, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 4.01 or the amount thereof provable in bankruptcy pursuant to Section 4.02, or impair or affect the right of any Securityholder to institute suit for payment thereof or the right of repayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities the holders of which are required to act pursuant to Section 4.07 or to consent to any such supplemental indenture, without the consent of the holders of each Security then affected.

        A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Securityholders of such series with respect to such covenant or provision, shall be deemed not

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

to affect the rights under this Indenture of the Securityholders of any other series.

        Upon the request of the Company accompanied by a copy of a resolution of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

        It shall not be necessary for the consent of the Securityholders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

        SECTION 8.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article Eight shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eight, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

        SECTION 8.04. Notation on Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture affecting such series pursuant to the provisions of this Article Eight may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated

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
by the Trustee or the Authenticating Agent and delivered in exchange for the Securities of any series then outstanding.

        SECTION 8.05. Evidence of Compliance of Supplemental Indenture to be Furnished Trustee. The Trustee, subject to the provisions of Section 5.01 and 5.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Eight.


                                ARTICLE NINE.

             CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
                               BY THE COMPANY.

        SECTION 9.01. Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions. Subject to the provisions of Section 9.03, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other corporation or corporations, or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties or shall prevent any sale or conveyance of all or substantially all of the property of the Company to any other corporation authorized to acquire and operate the same; provided, that in any such case, (i) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State or Territory thereof or the District of Columbia and such corporation shall expressly assume the due and punctual payment of the principal of, and premium, if any, and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of all the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition and shall not immediately thereafter have outstanding any secured Debt (as defined in Section 3.05) not expressly permitted by the provisions of Section 3.05 unless the provisions of Section
9.03 shall previously have been complied with.

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

        SECTION 9.02. Successor Corporation to be Substituted for Company. In case of any such consolidation, merger, sale or conveyance (other than a conveyance by way of lease) and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company thereupon shall be relieved of any further liability or obligation hereunder or upon the Securities and may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of MascoTech, Inc., any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee or the Authenticating Agent; and, upon the order of such successor corporation (instead of the Company) and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee or the Authenticating Agent shall authenticate and deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee or the Authenticating Agent for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

        In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

        SECTION 9.03. Securities to be Secured in Certain Events. If, upon any such consolidation or merger of the Company with or into any other corporation, or upon any sale or conveyance of the property of the Company as an entirety or substantially as an entirety to any other corporation, any Principal Property or any shares of stock or indebtedness of any Consolidated Subsidiary owning any Principal Property owned immediately prior thereto would thereupon become subject to any mortgage (as defined in Section 3.05), unless the Company could create such mortgage pursuant to Section 3.05 without equally and ratably securing the Securities, the Company, prior to or simultaneously with such consolidation, merger, sale or conveyance, will secure the Securities outstanding

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

hereunder, equally and ratably with any other obligation of the Company or any such Subsidiary then entitled thereto, prior to the Debt (as defined in Section 3.05) secured by such mortgage.

        SECTION 9.04. Evidence to be Furnished Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, may receive and rely upon an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale or conveyance, and any such assumption complies with the provisions of this Article Nine.


                                ARTICLE TEN.

                  SATISFACTION AND DISCHARGE OF INDENTURE.

        SECTION 10.01. Discharge of Indenture. When (a) the Company shall have paid or caused to be paid the principal of and interest on all Securities of any series outstanding hereunder, as and when the same shall have become due and payable, (b) the Company shall deliver to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) and not theretofore cancelled, or (c) with respect to any series of Securities which, under the terms specified in the resolution or supplemental indenture or indentures referred to in Section 2.03, pursuant to which such series is created, can be discharged prior to maturity, the Company shall deposit with the Trustee, in trust, cash and/or a principal amount of obligations of or directly guaranteed by the United States of America maturing or redeemable at the option of the holder thereof not later than the date fixed for payment or redemption of all outstanding Securities of such series which, together with the income to be earned on such obligations prior to such date, equals the principal amount of (and any applicable premium on) all such Securities of such series not theretofore cancelled or delivered to the Trustee for cancellation, with interest to the date of their maturity or redemption, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of, or premium, if any, or interest on the Securities of such series (1) theretofore repaid to the Company in accordance with the provisions of Section 10.04, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in any such case the Company shall also pay or cause to be paid all other

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

sums payable hereunder by the Company, then (except in the case of (c) above as to (i) rights of registration of transfer and exchange and any right of the Company of optional redemption and to deliver Securities of such series to the Trustee for cancellation, (ii) substitution or mutilated, defaced, destroyed, lost or stolen Securities, (iii) the rights, obligations and immunities of the Trustee hereunder and (iv) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee, all of which shall continue in full force and effect) all of the Company's liability with respect to principal, premium, if any, and interest on the Securities of such series shall be discharged, this Indenture shall cease to be of further effect as to such series, and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture as to such series, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities; provided, however, that the rights of Securityholders to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange if the Securities of such series continue to be listed. Notwithstanding the foregoing, if the Company makes a deposit of cash and/or obligations described in clause
(c) above with respect to any series of Securities which, under the terms specified in the resolution or supplemental indenture or indentures referred to in Section 2.03, pursuant to which such series is created, is subject to the provisions of this sentence (whether or not such resolution or supplemental indenture provides that such series can be discharged prior to maturity under clause (c) above), and, concurrently with such deposit, notifies the Trustee that such series shall no longer have the benefit of all or any portion of the provisions of Article Four, Section 3.05 and Section 3.06 of this Indenture and such other provisions of this Indenture or the resolution or supplemental indenture, pursuant to which such series is created, as are specifically permitted in such resolution or supplemental indenture to be made inapplicable under this sentence with respect to such series, this Indenture and such supplemental indenture or resolution shall thereupon be deemed amended with respect to such series solely by the deletion in their entirety of such provisions and this Indenture and such supplemental indenture or resolution shall in all other respects be unaffected thereby.

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

        SECTION 10.02.  Deposited Moneys to be Held in Trust by Trustee.
Subject to the provisions of Section 10.04, all moneys and obligations deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting its own paying agent), to the holders of the particular Securities for the payment of which such moneys and obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest, if any; provided, however, that the Company shall be entitled from time to time to withdraw cash and/or obligations deposited under clause (c) or the last sentence of Section 10.01 provided that the cash and obligations thereafter on deposit and after giving effect to such withdrawal would, if then deposited under such clause, satisfy in all respects the requirements of such clause or the last sentence of Section 10.01. At the time of any such withdrawal, the Company shall deliver to the Trustee an Officers' Certificate demonstrating compliance with the provisions of such clause or sentence.

        SECTION 10.03. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Securities (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

        SECTION 10.04. Return of Unclaimed Moneys. Except as may be required under applicable law, any moneys deposited with or paid to the Trustee or any paying agent for payment of the principal of, and premium, if any, or interest, if any, on Securities and not applied but remaining unct as may be required under applicable law, any moneys deposited with or paid to the Trustee or any paying agent for payment of the principal of, and premium, if any, or interest, if any, on Securities and not applied but remaining unclaimed by the holders of Securities for two years after the date upon which the principal of, and premium, if any, or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on written demand; and the holder of any of the Securities shall thereafter look only to the Company for any payment which such holder may be entitled to collect and all liability of the Trustee or such paying agent with respect to such moneys shall thereupon cease.

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                               ARTICLE ELEVEN.

                  IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                           OFFICERS AND DIRECTORS.

        SECTION 11.01. Indenture Securities Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or interest, if any, on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation of the Company, either directly or through the Company or any successor corporation of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.


                               ARTICLE TWELVE.

                          MISCELLANEOUS PROVISIONS.

        SECTION 12.01. Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

        SECTION 12.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

        SECTION 12.03. Address for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee for the purpose) to MascoTech, Inc., 21001 Van Born

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Road, Taylor, Michigan 48180, Attention:  President.  Any notice, direction, request or demand by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of the Trustee, Mail Suite 0126, Chicago, Illinois 60670-0126, addressed to the attention of the Corporate Trust Administration.

        SECTION 12.04. New York Contract. This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

        SECTION 12.05. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the Officers' Certificate called for by Section 3.07) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

        SECTION 12.06. Legal Holidays. In any case where the date of payment of interest on or principal of or premium, if any, on the Securities will be in The City of New York, New York a legal holiday or a day on which banking institutions are authorized by law to

                                     65
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close, the payment of such interest on or principal of or premium, if any, on the Securities need not be made on such date but may be made on the next succeeding day not in such City a legal holiday or a day on which banking institutions are authorized by law to close, with the same force and effect as if made on the date of payment and no interest shall accrue for the period from and after such date.

        SECTION 12.07. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

        SECTION 12.08. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

        SECTION 12.09. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        SECTION 12.10. No Security Interest Created. Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its Subsidiaries is located.


                              ARTICLE THIRTEEN.

                  REDEMPTION OF SECURITIES -- MANDATORY AND
                           OPTIONAL SINKING FUND.

        SECTION 13.01. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable at the option of the Company before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

        SECTION 13.02. Notice of Redemption; Selection of Securities. In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the Securities of any series in accordance with their terms, it shall fix a date for redemption and shall mail a notice

                                     66
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of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Securities of such series so to be redeemed as a whole or in part at their last addresses as the same appear on the Securities register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

        Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which Securities of such series are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Securities of such series are to be redeemed the notice of redemption shall specify the numbers of the Securities of that series to be redeemed. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of that series in principal amount equal to the unredeemed portion thereof will be issued.

        On or prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.

        If less than all the Securities of a series are to be redeemed the Company will give the Trustee notice not less than 60 days prior to the redemption date as to the aggregate principal amount of Securities of that series to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Securities of that series or portions thereof (in integral multiples of $1,000, except as otherwise set forth in the applicable form of Security) to be redeemed.

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        SECTION 13.03.  Payment of Securities Called for Redemption.  If notice of redemption has been given as provided in Section 13.02 or Section 13.04, the Securities or portions of Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption (unless such date is an interest payment date, in which case such accrued interest shall be paid to the holders of record on the relevant record date, and no such accrued interest shall be paid with the redemption price), and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities of any series so called for redemption shall cease to accrue. On presentation and surrender of such Securities at a place of payment specified in said notice, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption (unless such date is an interest payment date, in which case such accrued interest shall be paid to the holders of record on the relevant record date, and no such accrued interest shall be paid with the redemption price).

        Upon presentation of any Security of any series redeemed in part only, the Company may execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Security or Securities of such series of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

        SECTION 13.04. Mandatory and Optional Sinking Fund. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series determined pursuant to Section 2.03 is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". The last date on which any such payment may be made is herein referred to as a "sinking fund payment date".

        In lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Securities of that series (other than any previously called for redemption) theretofore purchased or

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otherwise acquired by the Company and (b) may apply as a credit Securities of that series which have been previously delivered to the Trustee by the Company or Securities of that series which have been redeemed either at the election of the Company, pursuant to the terms of such Securities or through the application of optional sinking fund payments pursuant to the next succeeding paragraph, in each case in satisfaction of all or any part of any mandatory sinking fund payment, provided that such Securities have not been previously so credited. Each such Security so delivered or applied as a credit shall be credited at the sinking fund redemption price for such Securities and the amount of any mandatory sinking fund shall be reduced accordingly. If the Company intends so to deliver or credit such Securities with respect to any mandatory sinking fund payment it shall deliver to the Trustee at least 45 days prior to the next succeeding sinking fund payment date for such series (a) a certificate signed by the Treasurer or an Assistant Treasurer of the Company specifying the portion of such sinking fund payment, if any, to be satisfied by payment of cash and the portion of such sinking fund payment, if any, which is to be satisfied by delivering and crediting such Securities and (b) any Securities to be so delivered if not previously delivered. All Securities so delivered to the Trustee shall be cancelled by the Trustee and no Securities shall be authenticated in lieu thereof. If the Company fails to deliver such certificate and Securities at or before the time provided above, the Company shall not be permitted to satisfy any portion of such mandatory sinking fund payment by delivery or credit of Securities.

        At its option the Company may pay into the sinking fund for the retirement of Securities of any particular series, on or before each sinking fund payment date for such series, any additional sum in cash as specified by the terms of such series of Securities. If the Company intends to exercise its right to make any such optional sinking fund payment, it shall deliver to the Trustee at least 45 days prior to the next succeeding sinking fund payment date for such Series a certificate signed by the Treasurer or an Assistant Treasurer of the Company stating that the Company intends to exercise such optional right and specifying the amount which the Company intends to pay on such sinking fund payment date. If the Company fails to deliver such certificate at or before the time provided above, the Company shall not be permitted to make any optional sinking fund payment with respect to such sinking fund payment date. To the extent that such right is not exercised in any year it shall not be cumulative or carried forward to any subsequent year.

                                     69
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

        If the sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request) with respect to the Securities of any particular series, it shall be applied by the Trustee or one or more paying agents on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. The Trustee shall select, in the manner provided in Section 13.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and the Trustee shall, at the expense and in the name of the Company, thereupon cause notice of redemption of Securities of such series to be given in substantially the manner and with the effect provided in Sections 13.02 and 13.03 for the redemption of Securities of that series in part at the option of the Company, except that the notice of redemption shall also state that the Securities of such series are being redeemed for the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee or any paying agent to the redemption of Securities of that series shall be added to the next cash sinking fund payment received by the Trustee or such paying agent and, together with such payment, shall be applied in accordance with the provision of this Section
13.04. Any and all sinking fund moneys held by the Trustee or any paying agent on the maturity date of the securities of any particular series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee or such paying agent, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of that series at maturity.

        On or before each sinking fund payment date, the Company shall pay to the Trustee or to one or more paying agents in cash a sum equal to all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date pursuant to this Section.

        Neither the Trustee nor any paying agent shall redeem any Securities of a series with sinking fund moneys, and the Trustee shall not mail any notice of redemption of Securities of such series by operation of the sinking fund, during the continuance of a default in payment of interest on such Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to such Securities, except that if

                                     70
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the notice of redemption of any Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustee or any paying agent shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee or such paying agent for that purpose in accordance with the terms of this Article Thirteen. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into the sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of all Securities of such series; provided, however, that in case such Event of Default or default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next succeeding sinking fund payment date on which such moneys may be applied pursuant to the provisions of this Section 13.04.

        The First National Bank of Chicago hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                                     71
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        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers hereunto duly authorized and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.

                                MASCOTECH, INC.
                                             Company



                                By: .........................
[CORPORATE SEAL]                      Vice President


Attest:


.........................
   Assistant Secretary

                                THE FIRST NATIONAL BANK OF
                                  CHICAGO
                                              Trustee



                                By: .........................
[CORPORATE SEAL]                      Vice President


Attest:


.........................
      Trust Officer

                                     72
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

STATE OF            }
COUNTY OF           }  ss.:


        On the        day of        , 19  , before me personally came       ,
to me known, who, being by me duly sworn, did depose and say that he resides
at                    ; that he is                     of MASCOTECH, INC.,
one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name hereto by like authority.


                                .............................
                                        Notary Public


[NOTARIAL SEAL]





STATE OF ILLINOIS }
COUNTY OF COOK    }  ss.:


        On the        day of        , 19  , before me personally came
       , to me known, who, being by me duly sworn, did depose and say that he
resides at                       ; that he is                     of The First
National Bank of Chicago, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name hereto by like authority.


                                .............................
                                        Notary Public



[NOTARIAL SEAL]

                                     73